As filed with the Securities and Exchange Commission on October 17, 2007
File No. 333 -

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-1
REGISTRATION STATEMENT
UNDER THE SECURITIES ACT OF 1933

NRDC ACQUISITION CORP.
(Exact name of Registrant as specified in its charter)

Delaware	6770	26-0500600
(State or other jurisdiction of	(Primary Standard Industrial	(I.R.S. Employer
incorporation or organization)	Classification Code Number)	Identification Number)
3 Manhattanville Road
Purchase, New York 10577
(914) 272-8067
(Address, including zip code and telephone number, including area code, of registrant’s principal executive offices)

Richard A. Baker, Chief Executive Officer
3 Manhattanville Road
Purchase, New York 10577
(914) 272-8067
(Name, address, including zip code and telephone number, including area code, of agent for service)

Copies to:

Samir A. Gandhi, Esq.	Floyd I. Wittlin, Esq.
Sidley Austin llp	Bingham McCutchen LLP
787 Seventh Avenue	399 Park Avenue
New York, New York 10019	New York, New York 10022
(212) 839-5300	(212) 705-7000
(212) 839-5599—Facsimile	(212) 702-3625—Facsimile

     Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.
     If any of the securities being registered on this Form are being offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box. ☐
     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☑ 333-144871
     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
     If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
CALCULATION OF REGISTRATION FEE

		Proposed	Proposed
Title of Each Class of	Amount being	Maximum Offering	Maximum Aggregate	Amount of
Security to be Registered	Registered	Price per Security(1)	Offering Price(1)	Registration Fee
Units, each consisting of one share of Common Stock, $.0001 par value, and one Warrant(2)	6,900,000 Units	$10.00	$69,000,000	$2,119
Shares of Common stock included as part of the Units	6,900,000 Shares	—	—	—(3)
Warrants included as part of the Units	6,900,000 Warrants	—	—	—(3)
Shares of Common Stock underlying the Warrants included in the Units(4)	6,900,000 Shares	$7.50	$51,750,000	$1,589
Total			$120,750,000	$3,708

(1)	Estimated solely for the purpose of calculating the registration fee.

(2)	Includes 900,000 Units, and the 900,000 shares of Common Stock and 900,000 Warrants underlying such Units, which may be issued on exercise of a 30-day option granted to the Underwriters to cover over-allotments, if any.

(3)	No fee required pursuant to Rule 457(g).

(4)	Pursuant to Rule 416, there are also being registered such additional securities as may be issued to prevent dilution resulting from stock splits, stock dividends or similar transactions as a result of the anti-dilution provisions contained in the Warrants.

     THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE UPON FILING WITH THE SECURITIES AND EXCHANGE COMMISSION IN ACCORDANCE WITH RULE 462(B) UNDER THE SECURITIES ACT OF 1933, AS AMENDED.

Explanatory Note
     This Registration Statement on Form S-1 is being filed with respect to the registration, pursuant to Rule 462(b) under the Securities Act of 1933, as amended, of 6,900,000 additional units, each unit consisting of one share of common stock, par value $0.0001 per share, and one warrant entitling the holder thereof to purchase one share of common stock, and the 6,900,000 shares of common stock and 6,900,000 warrants underlying such units, of NRDC Acquisition Corp. (the “Registrant”), a Delaware corporation, including 900,000 units that may be purchased by the underwriters to cover over-allotments, if any. This Registration Statement relates to the Registrant’s Registration Statement on Form S-1, as amended (File No. 333-144871) (the “Prior Registration Statement”), initially filed by the Registrant on July 27, 2007 and declared effective by the Securities and Exchange Commission (the “Commission”) on October 17, 2007. The required opinion of counsel and related consent and accountant’s consent are attached hereto and filed herewith. Pursuant to Rule 462(b), the contents of the Prior Registration Statement, including the exhibits thereto, are incorporated by reference into this Registration Statement.

PART II
Item 16. Exhibits and Financial Statement Schedules
SIGNATURES
POWER OF ATTORNEY
EXHIBIT INDEX
EX-5.1: OPINION OF SIDLEY AUSTIN LLP
EX-23.1: CONSENT OF GOLDSTEIN GOLUB KESSLER LLP

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS
Item 16.  Exhibits and Financial Statement Schedules.
     (a) All exhibits filed with or incorporated by reference in Registrant’s Registration Statement on Form S-1, as amended (File No. 333-144871), are incorporated by reference into, and shall be deemed to be part of, this Registration Statement, except for the following, which are filed herewith:

Exhibit
No.	Description
5.1	Opinion of Sidley Austin llp

23.1	Consent of Goldstein Golub Kessler llp

23.2	Consent of Sidley Austin llp (included in Exhibit 5.1)

SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-1 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in The City of New York, NY, on the 17th day of October, 2007.

NRDC ACQUISITION CORP.
By:	/s/ Richard A. Baker
Richard A. Baker
Chief Executive Officer (Principal Executive Officer)

POWER OF ATTORNEY
     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Richard A. Baker his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution for him and in his name, place and stead, in any and all capacities to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or his substitute, each acting alone, may lawfully do or cause to be done by virtue hereof.
     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the date indicated.

Name	Position	Date

* William L. Mack	Chairman of the Board	October 17, 2007
* Robert C. Baker	Vice Chairman of the Board	October 17, 2007
/s/ Richard A. Baker Richard A. Baker	Chief Executive Officer and Director (principal executive officer, principal accounting officer and principal financial officer)	October 17, 2007
* Lee S. Neibart	President and Director	October 17, 2007

Name	Position	Date
* Michael J. Indiveri	Director	October 17, 2007
* Edward H. Meyer	Director	October 17, 2007
* Laura Pomerantz	Director	October 17, 2007
* Vincent Tese	Director	October 17, 2007
* Ronald W. Tysoe	Director	October 17, 2007

*By:	/s/ Richard A. Baker
Richard A. Baker
Attorney-in-Fact

EXHIBIT INDEX

Exhibit
No.	Description
5.1	Opinion of Sidley Austin llp

23.1	Consent of Goldstein Golub Kessler llp

23.2	Consent of Sidley Austin llp (included in Exhibit 5.1)